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                                PSI ENERGY, INC.

                                       AND

                                FIFTH THIRD BANK,

                                     Trustee

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                          Fifth Supplemental Indenture
                          Dated as of December 15, 1998
                                       To
                                    Indenture
                          Dated as of November 15, 1996
              -----------------------------------------------------


                   6% Putable/Callable Notes Due December 14,
                    2016, Putable/Callable December 14, 2001


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NYDOCS01/573375 8

     FIFTH SUPPLEMENTAL INDENTURE, dated as of December 15, 1998 (this "Fifth Supplemental Indenture"), between PSI Energy, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company"), having its principal office at 1000 East Main Street, Plainfield, Indiana 46168, and Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of November 15, 1996 between the Company and the Trustee (the "Original Indenture").

                             Recitals of the Company

     The Company has executed and delivered the Original Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities") , to be issued in one or more series as in the Indenture provided.

     Pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6% Putable/Callable Notes due December 14, 2016, Putable/Callable December 14, 2001 (herein called the "Notes"), in this Fifth Supplemental Indenture.

     All things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company have been done.

     Now, Therefore, This Fifth Supplemental Indenture Witnesseth:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                                  DEFINED TERMS

     Section 101. Defined Terms. Except as otherwise expressly provided in this Fifth Supplemental Indenture or in the form of Note or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Note that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The Original Indenture, as supplemented from time to time, including by this Fifth Supplemental Indenture, is hereafter referred to as the "Indenture". For all purposes of this Fifth Supplemental Indenture:

     "Call Price" means a price equal to 100% of the principal amount of the Notes.

     "Closing Date" means December 15, 1998.

     "Coupon Reset Date" means December 14, 2001.

     "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and the Indenture.

     "Exchange   Offer   Registration   Statement"   means  the  Exchange  Offer
Registration Statement as defined in the Registration Rights Agreement.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Market Disruption Event" means any of the following in the reasonable judgment of the Calculation Agent and the Company: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities; (iii) a material adverse change in the existing financial, political or economic conditions in the United States; (iv) an outbreak or escalation of major hostilities involving the United States, or the declaration of a national emergency or war by the United States; or (v) a material disruption of the U.S. government securities market, U.S. corporate bond market, or U.S. federal wire system.

     "Non-U.S. Person" means a person who is not a U.S. Person (as defined in Regulation S).

     "Notes" means any of the securities, as defined in the second paragraph of the recitals hereof, that are authenticated and delivered under the Indenture. For all purposes of the Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and the Indenture and any other Notes issued after the Closing Date under the Indenture. For purposes of the Indenture, all Notes shall vote together as one series of Notes under the Indenture.

     "Offering Memorandum" means the Offering Memorandum dated December 8, 1998, offering the Notes for sale as provided therein.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated December 15, 1998, between the Company and Warburg Dillon Read LLC and certain permitted assigns specified therein.

     "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

     "Regulation S" means Regulation S under the Securities Act.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.


                                   ARTICLE TWO

                               TERMS OF THE NOTES

     Section 201. Establishment of the Notes. There is hereby authorized a series of Securities designated the 6% Putable/Callable Notes due December 14, 2016, Putable/Callable December 14, 2001, limited in aggregate principal amount to $50,000,000 (except as provided in Section 301(2) of the Indenture). The Notes shall be substantially in the form set forth in Exhibit A hereto and shall include substantially the legends set forth on the face of the form of Note so long as the Notes are Restricted Securities (as defined below).

     Section 202. Terms of the Notes. The Notes will be issued and maintained in the form of registered Global Securities without coupons, registered in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary" or "DTC") except (a) in the limited circumstances described in Section 305 of the Original Indenture and (b) for Restricted Securities transferred in accordance with Section 703 hereof, and beneficial interests therein may be acquired, or subsequently transferred. The provisions of Section 305 of the Original Indenture applicable to Global Securities shall apply to the Notes.

     The Stated Maturity of the Notes shall be December 14, 2016, and they shall bear interest at the rate of 6% per annum, from December 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 14 and December 14, commencing June 14, 1999 until the Coupon Reset Date, whereupon (x) if the Notes are purchased by the Callholder (as defined below) pursuant to its Call Option (as defined below) on the Coupon Reset Date, the Notes shall bear interest from the Coupon Reset Date to their Final Maturity Date (as defined below) at the Coupon Reset Rate (as defined below) determined in accordance with the Coupon Reset Process described in Section 304 hereof, payable semi-annually on June 14 and December 14, commencing on June 14, 2002, or (y) the Notes shall be redeemed by the Company pursuant to the exercise of the Put Option (as defined below) by the Trustee on behalf of the Holders of the Notes.

     The principal of and interest on the Notes shall be payable at the office or agency of the Trustee in the City of Cincinnati maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Notes shall not have the benefit of a sinking fund.

     The Notes shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated Indebtedness of the Company.

     The Notes shall be subject to defeasance at the option of the Company as provided in Section 1302 of the Original Indenture and they shall be subject to an assignable Call Option and to a Put Option to be exercised under certain conditions by the Trustee for and on behalf of the Holders as provided in
Article 3 hereof.

     Section 203. Denominations. The Notes shall be issued in denominations of $100,000 or any integral multiple of $1,000.

     Section 204. Form. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the "Global Notes."

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

                                  ARTICLE THREE

                              CALL AND PUT OPTIONS

     Section 301. Call Option. (a) The Company (or its successors or assigns) shall have the right to purchase the Notes from the Holders on the Coupon Reset Date, in whole but not in part (the "Call Option"), in exchange for an amount equal to the Call Price. The Company, as holder of the Call Option, or any Person to whom the Call Option is assigned in accordance with subsection (d) below, is referred to herein as the "Callholder".

     If the Callholder exercises its rights under the Call Option in accordance with Section 301(b) hereof, then

          (i) subject to Section 305, no later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, the Callholder shall deliver an amount equal to the Call Price in U.S. Dollars in immediately available funds to the Trustee for payment of the Call Price on the Coupon Reset Date;

          (ii) if the Callholder is not the Company, promptly upon delivery by the Callholder of the Call Price to the Trustee (and in no event later than 2:00 p.m. on the Business Day prior to the Coupon Reset Date), the Trustee shall notify the Company of such delivery of and receipt of the Call Price; and

          (iii) the Holders of the Notes shall be required to deliver the Notes to the Callholder against payment therefor on the Coupon Reset Date.

If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee at or prior to 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, the Trustee shall give notice of such occurrence to the Company.

     (b) The Callholder must, in order to exercise its rights under the Call Option, deliver irrevocable, written notice (the "Call Notice") to the Company (unless the Company shall be the Callholder) and to the Trustee of its exercise of the Call Option prior to 4:00 p.m., New York time, on the day that is fifteen
(15) calendar days prior to the Coupon Reset Date. The Call Notice shall contain the requisite delivery details, including the identification of the Callholder's Depositary account. The Trustee shall send a copy of the Call Notice to the to the Holders of the Notes no later than the immediately succeeding Business Day. No Holder of Notes shall have any rights or claims against the Callholder as a result of the Callholder electing to purchase or not purchase the Notes.

     (c) If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the Call Price and the corresponding obligation of the Trustee to deliver the Notes to the Callholder pursuant to exercise of the Call Option is subject to the following conditions precedent that, after the Call Notice is given:

          (i) (x) no Event of Default with respect to the Notes or (y) no (A) event of default with respect to any senior indebtedness of the Company other than the Notes (as such event of default is defined in any notes, indenture, credit agreement, or other similar document relating to such senior indebtedness) which shall have resulted in such senior indebtedness becoming, or becoming capable at such time of being declared, due and payable under such document before it would otherwise have been due and payable or (B) a default in making a payment on the due date thereof under documents relating to senior indebtedness (after giving effect to any applicable notice requirement or grace period) shall have occurred;

          (ii) until 2:00 p.m. New York time, on the Business Day prior to the Coupon Reset Date, no Market Disruption Event shall have occurred;

          (iii) at least one Dealer (as defined below) shall have provided a timely Bid (as defined below) in the manner provided in Section 304 hereof;

          (iv) no legal defeasance or covenant defeasance with respect to the Notes shall have occurred; and

          (v) none of the Notes shall have been purchased by the Company.

     The Call Option will automatically and immediately terminate without any further action by the Callholder, Company or Trustee, and the Trustee will exercise the Put Option pursuant to Section 302 on behalf of the Holders, upon the occurrence of any one or more of the following events:

          (i) at any time,  an Event of Default  with respect to the Notes under
     Section 501(1), (2), (5) or (6) of the Original Indenture;

          (ii) prior to 2:00 p.m. New York time on the Business Day prior to the Coupon Reset Date, a Market Disruption Event shall have occurred;

          (iii) after the Call Notice is given, no Dealer shall have provided a timely Bid in the manner provided in Section 304 hereof; and

          (iv) at any time, a legal defeasance or covenant defeasance with respect to the Notes shall have occurred.

     The Call Option will immediately terminate upon the election of the Callholder following the occurrence of any one or more of the following events at any time:

          (i) an Event of Default with respect to the Notes under Section 501(4) or (7) of the Original Indenture;

          (ii) (A) an event of default with respect to any senior indebtedness of the Company other than the Notes (as such event of default is defined in any notes, indenture, credit agreement, or other similar document relating to such senior indebtedness) which shall have resulted in such senior indebtedness becoming, or becoming capable at such time of being declared, due and payable under such document before it would otherwise have been due and payable or (B) a default in making a payment on the due date thereof under documents relating to senior indebtedness (after giving effect to any applicable notice requirement or grace period) shall have occurred;

          (iii) any or all of the Notes shall have been purchased or redeemed by the Company.

     The Company will promptly notify the Trustee in writing of any termination of the Call Option.

     (d) The Callholder may at any time assign its rights and obligations under the Call Option; provided that (i) such rights and obligations are assigned in whole and not in part, and (ii) such assigning Callholder provides the Company (unless the Company is a participant in the assignment) and the Trustee with written notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as the Callholder for all purposes hereunder. A Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Notes.

     Section 302. Put Option. (a) By its purchase of a Note, each Holder irrevocably agrees that if either (i) the Call Option has not been exercised, or
(ii) the Callholder is not required, as set forth in Section 301(c), or fails, to deliver the Call Price to the Trustee not later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, the Trustee shall, for and on behalf of the Holders of the Notes, have the right to require the Company to purchase the Notes, in whole but not in part, on the Coupon Reset Date (the "Put Option") at a purchase price equal to 100% of the aggregate principal amount thereof and accrued and unpaid interest thereon (the "Put Redemption Price"). The Trustee shall be required to exercise the Put Option, for and on behalf of the Holders, if the Call Option has not been exercised or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee when due. If the Put Option is exercised, the Trustee shall promptly thereafter notify the Holders of the Notes that the Trustee, on behalf of the Holders, has exercised the Put Option.

     (b) If the Trustee exercises the Put Option, then the Company shall deliver the Put Redemption Price to the Trustee by no later than 12:30 p.m., New York time, on the Coupon Reset Date, and the Holders of the Notes shall be required to deliver the Notes to the Company against payment therefor on the Coupon Reset Date. No Holder of any Notes or any interest therein has the right to consent or object to the Trustee's exercise of the Put Option.

     Section 303. Calculation Agent. (a) The Company shall appoint a calculation agent with respect to the Notes (the "Calculation Agent") which initially shall be Warburg Dillon Read LLC, as acknowledged in the letter attached hereto as Appendix A.

     (b) The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in such capacity in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of the Indenture shall be sufficient for purposes of the Indenture if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it, and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

     (c) The Calculation Agent, in its individual capacity, may, as if it were not the Calculation Agent, (i) buy, sell, hold and deal in Notes and may exercise any vote or join in any action which any Holder of Notes may be entitled to exercise or take or (ii) engage in any financial or other transaction with the Company or any of its Affiliates.

     (d) In acting in connection with the Notes, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein, and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by the Indenture. In acting under the Indenture, the Calculation Agent in its capacity as such does not assume any obligation towards, or any relationship of agency or trust for or with the Holders of the Notes.

     (e) The Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to the Company and the Trustee of written notice of such resignation. In such case, the Company shall appoint a successor Calculation Agent. In addition, the Company may at any time remove the existing Calculation Agent and appoint a successor Calculation Agent if Reasonable Cause (as defined below) exists at such time by giving written notice to the existing Calculation Agent and the Trustee and specifying the date when the termination shall become effective. "Reasonable Cause" shall mean the failure or inability of the existing Calculation Agent to perform any obligations it may have hereunder for any reason.

     (f) Any successor Calculation Agent appointed by the Company pursuant to the provisions of subsection (e) shall execute and deliver to the predecessor Calculation Agent, the Company and the Trustee an instrument accepting such appointment and thereupon the successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the initial Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to deliver, and the successor Calculation Agent shall be entitled to receive, copies of any available records maintained by the predecessor Calculation Agent in connection with the performance of its obligations hereunder. The Company shall notify the Trustee in writing upon any such appointment.

     (g) The Company shall indemnify and hold harmless the Calculation Agent and any successor thereof, and its officers and employees, from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including reasonable legal fees and reasonable disbursements) relating to or arising out of actions or omissions of the Calculation Agent hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the bad faith, gross negligence or wilful misconduct of the Calculation Agent or its officers or employees. This subsection shall survive the termination of the Indenture and the payment in full of all obligations under the Notes, whether by redemption, repayment or otherwise.

     (h) Notwithstanding any other provision of the Indenture, the parties hereto acknowledge that the rights and obligations of the Calculation Agent hereunder are those of the Calculation Agent and its legal successors. Any entity into which the Calculation Agent may be merged, converted or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any entity to which the Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, automatically succeed the Calculation Agent.

     Section 304. Coupon Reset Process. If the Callholder has exercised the Call Option, the Company and the Calculation Agent shall complete the following steps (the "Coupon Reset Process") in order to determine the interest rate ("Coupon Reset Rate") to be paid on the Notes from, and including the Coupon Reset Date to, but excluding, the Final Maturity Date, provided that the Coupon Reset Process shall be discontinued if, at any time prior to and including 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, (i) an event shall have occurred following which the Callholder is not required to pay the Call Price pursuant to Section 301(c) hereof or (ii) the Call Option shall have terminated pursuant to Section 301(c) hereof. The Company and the Calculation Agent shall use reasonable efforts to cause the actions described below to be completed in a timely manner.

          (i) The Company shall provide the Calculation Agent with a list (a "Dealer List"), no later than seven Business Days prior to the Coupon Reset Date, containing the names and addresses of up to five dealers, one of which shall be Warburg Dillon Read LLC or its successor, from which it desires the Calculation Agent to obtain the Bids for the purchase of the Notes.

          (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer (a "Dealer") on the Dealer List (a) a copy of the Offering Memorandum, (b) a copy of the form of the Notes, (c) a written request that each Dealer submit a Bid to the Calculation Agent at 12:00 noon, New York time (the "Bid Deadline"), on the third Business Day prior to the Coupon Reset Date (the "Bid Date") and (d) an estimate of the Purchase Price (as defined below) (which shall be stated as a U.S. Dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below). "Bid" means an irrevocable written offer given by a Dealer for the purchase of the Securities at the Purchase Price, such purchase to settle on the Coupon Reset Date, and such Purchase Price shall be quoted by such Dealer as a stated yield to maturity on the Notes (the "Yield to Maturity").

          (iii) The purchase price to be paid for the Notes by a Dealer (the "Purchase Price") shall be equal to (x) the aggregate principal amount of the Notes plus (y) a premium (the "Securities Premium") which shall be equal to the excess, if any, on the Coupon Reset Date of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of the Final Maturity Date which has an interest rate of 6%, semi-annual interest payments on each June 14 and December 14 commencing June 14, 2002, and a principal amount of $50,000,000, and which is discounted at a rate equal to the Treasury Rate over (B) $50,000,000.

     "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury Security appearing on Telerate page 500, or any successor page, at 11:00 a.m., New York time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time or date, the rate appearing on GovPx End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date.

          (iv) Immediately after receiving the Bids on the Bid Date, the Calculation Agent shall provide written notice to the Company, setting forth (a) the names of each of the Dealers from whom the Calculation Agent received such Bids on the Bid Date, (b) the Bid submitted by each such Dealer and (c) the Purchase Price. Except as provided in the first paragraph of this Section 304, on the day that Bids are received by the Calculation Agent, the Calculation Agent shall select the Bid with the lowest Yield to Maturity (the "Selected Bid") from the Bids received by the Bid Deadline, provided, that at least one Bid is properly received in a timely manner, and establish the Coupon Reset Rate (the "Coupon Reset
     Rate") equal to the interest rate which would amortize the Securities Premium fully over the remaining term of the Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such Bid selected shall be the Selected Bid).

          (v)  Immediately   after   calculating  the  Coupon  Reset  Rate,  the
     Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Rate.

          (vi) The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the Notes, effective from and including the Coupon Reset Date to, but not including, the Final Maturity Date, by delivery to the Trustee on or before the Coupon Reset Date of an Officer's Certificate setting forth such Coupon Reset Rate.

          (vii) The Callholder shall sell the Securities to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

     Section 305. The Company as Callholder. If the Company becomes the Callholder subsequent to an exercise of the Call Option, the Company, so long as it shall be the Callholder,


     (a) shall have no obligation (i) to initiate, participate in or conclude, as the case may be, the Coupon Reset Process or (ii) to pay the Call Price by 2:00 p.m. on the Business Day prior to the Coupon Reset Date; and

     (b) if the Company does not pay the Call Price by 2:00 p.m. on the Business Day prior to the Coupon Reset Date, the Trustee shall exercise the Put Option pursuant to Section 302 on behalf of the Holders.


     Section 306. Third Party Beneficiaries. Each of the Callholder and the Calculation Agent shall be a third party beneficiary of the Indenture and may enforce the obligations of the Company and of the Trustee hereunder running in favor of the Callholder and the Calculation Agent, as applicable.


                                  ARTICLE FOUR

                                   REDEMPTION

     Subject to the terms of Article Eleven of the Original Indenture, the Company shall have the right to redeem the Notes, in whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date") upon not less than 30 days' notice to the holders, at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Make Whole Treasury Rate plus 20 basis points, less the Applicable Accrued Interest Amount plus (B) the Applicable Accrued Interest Amount.

     "Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior interest payment date to the Optional Redemption Date on the Notes subject to the Optional Redemption determined at the rate per annum shown in the title thereof, computed on the basis of a 360-day year of twelve 30-day months.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date.

     "Reference Treasury Dealer" means a primary U.S. Government securities dealer in New York City. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Remaining Scheduled Payments" means, with respect to any Note, that amount of interest that is unpaid and would but for the Optional Redemption accrue to but excluding the Coupon Reset Date or, if the final Optional Redemption Date occurs on or after the Coupon Reset Date, the Maturity Date plus 100% of the principal amount thereof scheduled to be received on the Coupon Reset Date or the Maturity Date, as the case may be.

     "Make Whole Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.


                                  ARTICLE FIVE

                             ORIGINAL ISSUE OF NOTES

     Section 501. Notes in the aggregate principal amount of $50,000,000, may, upon execution of this Fifth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order without any further action by the Company.



                                   ARTICLE SIX

                       PAYING AGENT AND SECURITY REGISTRAR

     Section 601. Fifth Third Bank will be the Paying Agent and Security Registrar for the Notes.



                                  ARTICLE SEVEN

                           Special Transfer Provisions

     Section 701. Legend on Restricted Securities. Until the earlier of (a) the date a Registration Statement is declared effective and (b) December 15, 2000, any Note including any Note issued in exchange therefor or in lieu thereof, shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Note; provided, however, that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with
Section 703 hereof. All Notes shall bear the applicable legends set forth on the face of the form of Note. Except as provided in Section 305 of the Original Indenture and Section 703 hereof, the Trustee shall not issue any unlegended Notes until it has received an Officers' Certificate from the Company directing it to do so.

     Section 702. Book-Entry Provisions for Global Notes. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 701.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 703. In addition, certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 703.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 702, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more certificated Notes, as the case may be, of like tenor and amount.

     (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 702, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of certificated Notes of authorized denominations.

     (f) Any certificated Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section 702 shall, except as otherwise provided by Section 601, bear the legend regarding transfer restrictions.

     (g) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 703. (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a qualified institutional buyer as defined in Rule 144A (a "QIB"):

          (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of certificated Notes which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the certificated Notes to be transferred, and the Trustee shall cancel the certificated Notes so transferred.

     (b) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Security Registrar shall register the transfer of any Note, if the proposed transferee has delivered to the Security Registrar (A) a certificate substantially in the form of Appendix C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) above and
     (y) instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more certificated Notes of like tenor and amount.

     (c) Transfers of Interests in the Offshore Global Notes. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes:

          (i) prior to the removal of the Legend from the Offshore Global Notes pursuant to Section 701, the Security Registrar shall refuse to register such transfer unless such transfer complies with this Section 703, and

          (ii) after such removal, the Security Registrar shall register the transfer of any such Note without requiring any additional certification.

     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) The Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of Appendix D hereto from the proposed transferor.

          (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

     Section 704. General. By its acceptance of any Note bearing the legends set forth on the face of the form of Note, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in such legends and agrees that it will transfer such Note only as provided in the Indenture.

     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 704. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.


                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

     Section 801. The Company and the Trustee shall not enter into any supplemental indenture pursuant to Sections 901 and 902 of the Original Indenture that would modify, amend or eliminate any provision of the Notes that materially adversely affects the interest of the Callholder without the prior written consent of the Callholder.


                                  ARTICLE NINE

                                SUNDRY PROVISIONS

     Section 901. No exchange of Notes for Exchange Notes pursuant to Section 305 of the Original Indenture shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be canceled by the Trustee.

     Section 902. The Original Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.




         --------------------------------------------------------------


     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


     In Witness Whereof, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

                                                   PSI ENERGY, INC.


                                                   By /S/ WILLIAM L. SHEAFER
                                                        William L. Sheafer
                                                   Vice President and Treasurer



                                                     FIFTH THIRD BANK

                                                              as Trustee


                                                     By /S/ KERRY R. BYRNE
                                                              Kerry R. Byrne
                                                              Vice President





NYDOCS01/573375 8

                                                                      EXHIBIT A


                             (FORM OF FACE OF NOTE)

No. R-1                                                             $50,000,000

CUSIP No. 693627AG6

                                PSI ENERGY, INC.


                6% PUTABLE/CALLABLE NOTES DUE DECEMBER 14, 2016,
                       PUTABLE/CALLABLE DECEMBER 14, 2001


[Each Global Security, whether or not an Exchange Note, shall bear the following legend: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          [Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, Notes shall bear the following legend: THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE COMPANY, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE COMPANY SUBJECT, IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

         PSI ENERGY, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor Person under the Indenture hereafter referred to), for value received, hereby promises to pay to _______________________________, or registered assigns, the principal sum of Fifty Million and No/100 Dollars ($50,000,000) on December 14, 2016, and to pay interest thereon from December 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on December 14 and June 14 in each year, commencing June 14, 1999, at the rate of 6% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date, unless such payment is a payment at maturity or upon redemption, in which case interest shall accrue thereon at the stated rate for such additional days.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, including those describing the Call Option and the Put Option, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                PSI ENERGY, INC.



                                                By_____________________________


CERTIFICATE OF AUTHENTICATION

Dated:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                FIFTH THIRD BANK,
                                                    as Trustee


                                                By_____________________________
                                                       Authorized Signatory

                            (FORM OF REVERSE OF NOTE)


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") , issued and to be issued in one or more series under an Indenture, dated as of November 15, 1996 as supplemented by the fifth supplement to the Indenture dated December 15, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument, as supplemented), between the Company and Fifth Third Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $50,000,000.

     The Securities will not be subject to any sinking fund. The terms of the Securities include those stated in the Indenture. The Securities of this series are subject to all such terms and Holders (including the Holder hereof) are referred to the Indenture for a statement of those terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

Interest Rate, Interest Payment Dates and Maturity Date.

     The Securities will bear interest, payable on each Interest Payment Date to holders of record on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date, at 6% per annum until December 14, 2001 (the "Coupon Reset Date"), whereupon (x) if all of the Securities are purchased on such date by the Callholder pursuant to its Call Option, the Securities shall bear interest from and including the Coupon Reset Date to, but excluding, December 14, 2016 (the "Final Maturity Date") at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described in the Indenture, or (y) the Securities shall be redeemed by the Company pursuant to the exercise of the Put Option by the Trustee on behalf of the Holders of the Securities.

     If (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th calendar day following the Closing Date or
(b) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date or (c) a Shelf Registration Statement is not declared effective when required, in accordance with the terms of the Registration Rights Agreement dated December 15, 1998 between the Company and Warburg Dillon Read LLC (the "Registration Rights Agreement"), the annual interest rate borne by the Notes shall be increased by 0.25% from the rate shown above accruing from such dates specified in clauses
(a), (b) or (c) above. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement or the effectiveness of a Shelf Registration Statement, as the case may be, such additional interest will cease to accrue from the date of such filing or effectiveness, as the case may be; provided, however, that, if, after the date such additional interest ceases to accrue, a different event specified in clause
(a), (b) or (c) above occurs, additional interest may again commence accruing pursuant to the foregoing provisions. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

Call Option; Put Option

     The Callholder may call the Securities (the "Call Option") by notifying the Trustee by 4:00 p.m., New York time, on the day that is fifteen calendar days prior to the Coupon Reset Date of its intention to purchase all, but not less than all, of the Securities at a price equal to 100% of the principal amount of the Securities on the Coupon Reset Date. If the Call Option terminates in accordance with the terms of the Indenture, then the Trustee is obliged, without further action by any holder of Securities or any owner of any beneficial interest therein, to exercise on behalf of such Holders their right to require the Company to repurchase the Securities at a price equal to 100% of the principal amount of the Securities on the Coupon Reset Date (the "Put Option").

Optional Redemption

     The Securities of this series are subject to optional redemption, in whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date") upon not less than 30 days' notice to the holders, at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Make Whole Treasury Rate plus 20 basis points, less the Applicable Accrued Interest Amount plus (B) the Applicable Accrued Interest Amount.

     "Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior interest payment date to the Optional Redemption Date on the Securities of this series subject to the Optional Redemption determined at the rate per annum shown in the title thereof, computed on the basis of a 360-day year of twelve 30-day months.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date.

     "Make Whole Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

     "Reference Treasury Dealer" means a primary U.S. Government securities dealer in New York City. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Remaining Scheduled Payments" means, with respect to any Securities of this series, that amount of interest that is unpaid and would but for the Optional Redemption accrue to but excluding the Coupon Reset Date or, if the final Optional Redemption Date occurs on or after the Coupon Reset Date, the Maturity Date plus 100% of the principal amount thereof scheduled to be received on the Coupon Reset Date or the Maturity Date, as the case may be.

     [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

     [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

Discharge and Defeasance

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

Events of Default

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendments to Indenture; Waiver of Defaults

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Obligations Unconditional

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate and in the coin or currency, herein prescribed.

Transfer and Exchange

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

CUSIP Number

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

Governing Law

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                                 ASSIGNMENT FORM


                  If you want to assign this Security, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Security to:

 -------------------------------------------------------------------------------
Print or type name, address and zip code and social security or tax ID number of assignee)

                  and irrevocably  appoint  ___________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




                  Date:_____________              Signed:_______________________

     (Sign exactly as your name appears on the other side of this Security)

                 Signature Guarantee: _________________________

     In connection with any transfer of this Security occurring prior to the earlier of (a) the date a Registration Statement is declared effective or (b) December 15, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

     (1) |_| to the Company or a subsidiary thereof; or

     (2) |_| pursuant to and in compliance with Rule 144A under the Securities Act; or

     (3) |_| outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

     (4) |_| pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

     (5) |_| pursuant to another available exemption from the registration requirements of the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article 6 of the Supplemental Indenture shall have been satisfied.

                  Date:___________    Signed:___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

                  Signature Guarantee:___________________________

                  TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  Date:_____________  Signed:___________________________________

                                                                      APPENDIX A

                                                           December 15, 1998

                                 Acknowledgment


PSI Energy, Inc.
1000 East Main Street
Plainfield, Indiana  46168

Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio  45263

Ladies and Gentlemen:

     Reference is made to the Indenture dated as of November 15, 1996, as supplemented by the Fifth Supplemental Indenture (the "Supplemental Indenture") dated as of December 15, 1998 (as supplemented, the "Indenture") between PSI Energy, Inc., an Indiana corporation, and Fifth Third Bank, an Ohio banking corporation, as Trustee, in connection with the offering of $50,000,000 aggregate principal amount of 6% Putable/Callable Notes due December 14, 2016, Putable/Callable December 14, 2001. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

     The undersigned hereby acknowledges its obligations as Calculation Agent under Article 3 of the Supplemental Indenture. The acknowledgment shall be binding upon any Persons who are successors to the Calculation Agent.

                                        Very truly yours,

                                        Warburg Dillon Read LLC


                                        By:_________________________
                                           Name:
                                           Title:


                                        By:_________________________
                                           Name:
                                           Title:



NYDOCS01/573375 8

                                                                      APPENDIX B


                Form of Put Notice to be Delivered by the Trustee
                 to the Company Upon Exercise of the Put Option


PSI Energy, Inc.
1000 East Main Street
Plainfield, Indiana  46168

Attention:  Treasurer

         Fifth  Third  Bank,  as  Trustee  for PSI  Energy,  Inc.'s  $50,000,000
aggregate principal amount of 6% Putable/Callable Notes due December 14, 2016, Putable/Callable December 14, 2001, issued under the Indenture dated as of November 15, 1996, as supplemented by the Fifth Supplemental Indenture (the "Supplemental Indenture") dated as of December 15, 1998 hereby gives notice of exercise of the Put Option (as defined in the Supplemental Indenture) pursuant to Section 302 of the Supplemental Indenture.

                                                     Fifth Third Bank


                                                     -------------------------
                                                     Authorized Officer










NYDOCS01/573375 8

                                                                      APPENDIX C

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors




Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio  45263
Attention: Corporate Trust Department

                      Re: PSI Energy, Inc. (the "Company")
         6% Putable/Callabale Notes due December 14, 2016 (the "Notes")

Dear Sirs:

     In connection with our proposed purchase of $ _________________ aggregate principal amount of the Notes, we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 15, 1996, as supplemented by the Fifth Supplemental Indenture dated as of December 15, 1998 (as supplemented, the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,
                                                  [Name of Transferee]


                                                  By:
                                                     Authorized Signature

                                                                      APPENDIX D


                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S


Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio  45263
Attention: Corporate Trust Department

                      Re: PSI Energy, Inc. (the "Company")
          6% Putable/Callable Notes due December 14, 2016 (the "Notes")


Dear Sirs:

     In connection with our proposed sale of U.S.$______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                  Very truly yours,

                                                  [Name of Transferor]

                                                  By:
                                                      Authorized Signature

NYDOCS01/573375 8